CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-106441, 333-98765, 333-62868, 333-38072, 333-33946, 333-91451, 333-88719, 333-85031, 333-53153, 333-52349, 333-52347, 333-52345) and Form S-3 (No. 333- 85628) of Visual Networks, Inc. of our report dated March 30, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 30, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

McLean, Virginia

March 30, 2004